EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement of Oncolix, Inc. on Form S-1, of our report dated March 14, 2018, with respect to the financial statements of Oncolix, Inc. for the years ended December 31, 2017 and 2016. We also consent to the reference of our firm under the caption “Experts” in the Registration Statement.

/s/ Pannell Kerr Forster of Texas, P.C.

Houston, Texas

April 18, 2018